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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12


                                 PULITZER INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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         This filing relates to a planned merger of LP Acquisition Corp., a
Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Lee Enterprises, Incorporated, a Delaware corporation ("Lee") with and into Pulitzer Inc. ("Pulitzer") (the "Merger"), with Pulitzer as the surviving corporation pursuant to the terms of an Agreement and Plan of Merger, dated as of January 29, 2005 by and among Pulitzer, Lee and the Purchaser (the "Merger Agreement").

The following is an open letter advertisement published on February 1, 2005 in the St. Louis Post-Dispatch.

                    TO OUR FRIENDS IN THE ST. LOUIS COMMUNITY

Yesterday, Pulitzer and Lee Enterprises announced plans to combine our two companies. Based in Davenport, Iowa, Lee is a 114 year-old company with a proud news tradition and a longstanding commitment to its employees and the communities they serve. We believe that Lee will be an excellent steward for the company that bears our family name and that, together, Pulitzer and Lee will be a more powerful industry presence.

After we announced our decision to explore strategic alternatives for the company last fall, many expressed concern about what a sale might mean to Pulitzer's journalistic legacy and longstanding tradition of community service. Continuing those traditions was one of the pivotal factors considered during the decision-making process.

The Pulitzer name has been synonymous with excellence in journalism for more than 125 years, dating from 1878 when Joseph Pulitzer acquired and combined the St. Louis Dispatch and the Evening Post. We are immensely proud of our colleagues who continue that tradition to this day. Because preserving the best of the past as we move into the future was so important, we are particularly excited to be joining with Lee, a company with a rich and distinguished history in the news business. In Lee, we have found a company that shares a similar culture, our deep commitment to journalistic excellence, a belief in supporting the communities in which they operate and treating employees fairly and with the respect they deserve.

As part of Lee, Pulitzer will continue traditions such as ongoing support for non-profit organizations throughout Missouri and Illinois. In addition, Lee believes that St. Louis deserves a great newspaper and is committed to ensuring that the Post-Dispatch, continues to be one of the nation's premier publications. Lee is also a strong advocate of the Suburban Journals and STLtoday.com.

With similar cultures and nearly 250 years of combined newspaper experience, we are confident that the future remains bright for our newspapers, our employees and our communities.

Thank you for your continued support.

Sincerely,


Michael Pulitzer                                     Emily Rauh Pulitzer
Chairman of the Board                                Director
Pulitzer Inc.                                        Pulitzer Inc.


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         ADDITIONAL INFORMATION AND WHERE TO FIND IT

         The proposed transaction will be submitted to Pulitzer's stockholders for their consideration, and Pulitzer will file with the SEC a proxy statement to be used to solicit the stockholders' approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction.

         STOCKHOLDERS OF PULITZER ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the proxy statement, as well as other filings containing information about Pulitzer, may be obtained at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to James V. Maloney, Secretary, Pulitzer Inc., 900 North Tucker Boulevard, St. Louis, Missouri 63101.

         PARTICIPANTS IN THE SOLICITATION

         Pulitzer and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Pulitzer in connection with the proposed transaction. Information regarding Pulitzer's directors and executive officers is available in Pulitzer's proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on April 2, 2004. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.